UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 17, 2007 (Date of earliest event reported)
Financial Industries Corporation (Exact name of registrant as specified in its charter)

TX (State or other jurisdiction of incorporation)	0-4690 (Commission File Number)	74-2126975 (IRS Employer Identification Number)

6500 River Place Boulevard, Building I (Address of principal executive offices)		78730 (Zip Code)
512-404-5000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 17, 2007, William J. McCarthy notified Financial Industries Corporation (the "Company") of his intention to resign his position as the Company's Senior Vice President and Chief Actuary, effective December 28, 2007, in order to take a position at another company.

On December 21, 2007, the Company announced the appointment of Jonathan Val Smith, age 47, as its new Senior Vice President and Chief Actuary, effective upon Mr. McCarthy's departure.

Prior to his appointment, Mr. Smith served as Vice President and Chief Actuary at Citizens Insurance Company of America from 2002-2004, where he was responsible for product development and financial reporting. Mr. Smith then worked as an independent actuarial and risk management consultant from 2004-2007. He joined the Company in August 2007 as a corporate actuary.

In connection with his appointment, Mr. Smith's base salary has been increased to $180,000 per year.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Financial Industries Corporation dated December 21, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2007	FINANCIAL INDUSTRIES CORPORATION By: /s/ William B. Prouty William B. Prouty Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Financial Industries Corporation dated December 21, 2007